UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 22, 2010

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(d)           On February 22, 2010, Nicholas DeBenedictis resigned as a member of the Board of Directors of Met-Pro Corporation (the “Company”), consistent with the notice that he had earlier given the Company, as previously disclosed in a Current Report on Form 8-K for an event dated February 1, 2010, which is incorporated herein by reference.

On February 22, 2010, the Board of Directors appointed Michael J. Morris to fill the vacancy created by Mr. DeBenedictis’ resignation in the class of directors whose term of office expires with the 2010 Annual Meeting of Shareholders. Mr. Morris had been a member of the class of the Board of Directors whose term of office expires with the 2011 Annual Meeting of Shareholders. Mr. Morris is the chairman of the Audit Committee of the Board of Directors, and on February 22, 2010, was appointed to the Corporate Governance and Nominating Committee as its chairman and as such under the Board’s policy is now the Presiding Director of the Board of Directors, and gave up his seat on the Compensation and Management Development Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 24, 2010
MET-PRO CORPORATION

By: /s/ Raymond J. De Hont
Raymond J. De Hont,
President and Chief Executive Officer